June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020 (March 26, 2020)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As previously disclosed, ArcBest Corporation (Nasdaq: ARCB) (the “Company” or “ArcBest®”) and certain of its subsidiaries are parties to a credit agreement which governs its senior secured revolving credit facility (the “Credit Facility”) that has an initial maximum credit amount of $250 million. The Company also has a revolving accounts receivable securitization facility (the “Accounts Receivable Securitization Program”) that has a maximum committed funding amount of $125 million. The Company’s Credit Facility and Accounts Receivable Securitization Program are further described within the Financing Arrangements section of Note G to the consolidated financial statements included in Part II, Item 8 of the Company’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2020 (the “2019 Annual Report”), which descriptions are incorporated into this Item 2.03 by reference, and the agreements and amendments thereto are listed as exhibits 10.33 through 10.37 to the 2019 Annual Report.

On March 26, 2020, the Company drew down the $180 million remaining available borrowing capacity under the initial maximum credit amount of the Credit Facility and borrowed $45 million under the Accounts Receivable Securitization Program, which reduced the initial committed funding capacity available under the facility to $28 million. These borrowings are a proactive measure to increase the Company’s cash position and preserve financial flexibility in light of general economic and financial market uncertainty resulting from the COVID-19 outbreak. The funds supplemented the Company’s already strong cash and short-term investments position which, with the addition of these new funds, is expected to be approximately $530 million to $540 million at March 31, 2020.

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® regularly evaluates the changes and impacts on business levels that are occurring in the marketplace as a result of the COVID-19 pandemic.  We are working with our customers to provide needed transportation services while adhering to the cautionary restrictions in place.  As noted in our business trend update that follows, during first quarter 2020 through March 27th we experienced a decline in Asset-Based business trends from our previously reported business update primarily as a result of the impact of the COVID-19 virus on our customers’ logistics needs.  Going forward through the close of first quarter 2020 and into the second quarter, business levels and our operating results are expected to further decline, the extent of which depends on the ultimate duration of the pandemic and its effects on demand for our logistic services.  In addition to the drawdown of our available credit facilities, we are taking other necessary steps in this changing environment to manage liquidity, including additional scrutiny of operating expenses and of previously disclosed capital expenditure projections.  Working capital is expected to be impacted by lower business levels in future months and by the timing of remittances from customers which may be affected by operational and financial challenges they could face related to the COVID-19 pandemic.

As a complete logistics solution provider, ArcBest is fully capable of coordinating effective solutions on behalf of our customers.  We have the resources and knowledge to help them through these challenging times.  We are implementing a variety of processes focused on maintaining customer service levels and meeting our shippers’ needs while emphasizing the health, welfare and safety of our employees.  We have implemented our business continuity plan and have various operational contingency plans in place to continue providing logistic services, which includes ABF Freight’s network service centers, linehaul and maintenance activities.  We have been in regular communication with the International Brotherhood of Teamsters leadership regarding COVID-19 and its effect on safety, working conditions and operations at ABF Freight.

ArcBest is providing the following update on the most recent information related to its first quarter 2020 financial results and business trends.

Asset-Based Operating Segment

For the first quarter of 2020 through Friday, March 27, compared to the same period last year, ArcBest’s financial metrics and business trends are as follows:

●	Daily Billed Revenue was flat.
●	Total Tonnage/Day increased approximately 4.5% with a low single-digit percentage increase in LTL-rated tonnage and a double-digit percentage increase in truckload-rated spot shipment tonnage moving in the Asset-Based network. Tonnage comparisons with the previous year have been positively impacted by initiatives to fill available Asset-Based equipment capacity with both truckload-rated and LTL-rated transactional shipments.
●	Total Shipments/Day decreased approximately 2%.
●	Total Billed Revenue/CWT decreased approximately 4.5%. The decrease in total billed revenue per hundredweight reflects flat billed revenue per hundredweight excluding fuel surcharge on LTL-rated shipments combined with lower billed revenue per hundredweight on truckload-rated spot shipments moving in the Asset-Based network. As a reminder, in first quarter 2019, Total Billed Revenue/CWT increased 8.0% over the comparable prior year period.
●	Total Billed Revenue/Shipment and Billed Revenue/LTL-rated Shipment increased 2%.
●	Total Weight/Shipment increased 6.5% with the weight/shipment on LTL-rated shipments increasing approximately 3.5%.
●	In recent years, the historical average sequential change in ArcBest’s Asset-Based operating ratio in the first quarter, versus the fourth quarter, has been an increase of approximately 400 basis points.

Asset-Light ArcBest Segment (not including FleetNet)

For the first quarter of 2020 through late March, compared to the same period last year, financial metrics and business trends are as follows:

●	Total revenue per day decreased approximately 7%.
●	Purchased transportation expense per day decreased approximately 4%.
●	Purchased transportation expense represented approximately 84% of revenues compared to 81% of revenues in the same prior-year period.
●	Due to changes in market conditions and freight mix, the prices our ArcBest segment has secured from customers have decreased while the prices paid for purchased transportation have decreased by a smaller percentage, resulting in margin compression.
●	Excess available truckload market capacity that was experienced during 2019 continued into first quarter 2020, resulting in lower revenue per shipment and reduced demand for expedite services through late-March 2020 versus the same prior-year period.
●	Automotive and manufacturing plant shutdowns, which began in the month of March due to the COVID-19 pandemic, are having a meaningful negative impact on demand for expedite services.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:   Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; ineffectiveness of our disaster recovery and business continuity plans to meet our operational needs in the event of a catastrophic event or other crisis; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	March 30, 2020	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary